Exhibit 10.1

                          Amendment to Supply Agreement
       - Notification on Exercise of Non-Exclusive Manufacturing License -

     This letter amends the

          Supply Agreement ("Agreement") for Slide HS made and entered into as of June 1, 2005 (the "Effective Date") by and between

          Accelr8 Technology Corporation, 7000 N. Broadway, Bldg 3-307, Denver, CO 80221, ("Accelr8"); and Schott Jenaer Glas GmbH ("SCHOTT"), Otto-Schott-Strasse 13, 07745 Jena, Germany;

          which shall be fully included,

     about the following:

          With this written notification, SCHOTT exercises the worldwide non-exclusive right under the Accelr8 Intellectual Property to make, use, sell, offer to sell, import and export the Licensed Product starting January 1st until December 31, 2006 per ss.8 and the Amendment ss.17.3 of that Agreement. Exercise of this right requires payment by SCHOTT to Accelr8 for technology transfer services specified in ss.10. and royalties specified in ss.4.3 of that Agreement. This non-exclusive right is limited to SCHOTT for producing no more than twelve-thousand five-hundred (12,500) Licensed Products during 2006.


     IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives.

SCHOTT Jenaer Glas GmbH                        ACCELR8 TECHNOLOGY CORP.

By: /s/ Dr. Lutz Wehmeier                      By: /s/ Thomas V. Geimer

Name Dr. Lutz Wehmeier                         Name Thomas V. Geimer

Title: General Manager HCF-S                   Title: Chairman and CEO

Date: 9/23/05                                  Date: 9/27/05

Attached: Agreement